UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2019 (January 17, 2019)

FRED’S, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-14565
Tennessee		62-0634010
(State or other Jurisdiction of Incorporation)		(IRS Employer Identification No.)

4300 New Getwell Road, Memphis, Tennessee 38118

(Address of principal executive offices)

(901) 365-8880

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 17, 2019, Fred’s Stores of Tennessee, Inc., a Delaware corporation (“Seller”) and wholly owned subsidiary of Fred’s, Inc. (the “Company”), completed the closings under the previously disclosed Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of September 7, 2018, by and between the Seller and Walgreen Co., an Illinois corporation (“Buyer”), as amended on October 23, 2018, by an amendment to the Asset Purchase Agreement (the “Amendment”). Under the Asset Purchase Agreement, as amended by the Amendment (the “Amended Asset Purchase Agreement”), Buyer agreed to purchase from Seller certain prescription files and related data and records, retail pharmaceutical inventory, and certain other assets from 179 of the Company’s retail pharmacy stores (collectively, the “Assets”) for a cash purchase price of approximately $157 million plus an amount equal to the value of the inventory included in the Assets up to an approximately $35 million cap, in each case subject to certain adjustments (the “Transaction”). As of January 17, 2019, Seller has completed the Asset transfer process, and all Assets from the 179 stores have been transferred to Buyer and the Company has received cash proceeds of approximately $156.1 million, plus approximately $20.6 million for the inventory included in the Assets, in each case after adjustment as described in the Amended Asset Purchase Agreement. The Company continues to use the proceeds received in the Transaction to pay down the Company’s existing indebtedness or for general corporate purposes.

The foregoing description of the Amended Asset Purchase Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 10, 2018, which is incorporated herein by reference, and by the Amendment, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2018, and which is incorporated herein by reference.

Forward-Looking Statements

Statements about the Transaction and the other transactions contemplated by the Amended Asset Purchase Agreement and all other statements herein and therein, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s public filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2018 and the Company’s subsequently filed periodic reports, which factors are incorporated herein by reference. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRED’S, INC.

Date: January 24, 2019	By:	/s/ Joseph M. Anto
	Name:	Joseph M. Anto
	Title:	Interim Chief Executive Officer, Executive Vice President, Chief Financial Officer and Secretary